ARCO [LOGO]    Media Relations                        N E W S
               515 South Flower Street
               Los Angeles, CA  90071-2201
               Telephone  213 486 3385
               Facsimile  213 486 0169


          FOR IMMEDIATE RELEASE                      June 23, 1997


MICHAEL E. WILEY ELECTED

TO ARCO'S BOARD OF DIRECTORS


     LOS ANGELES -- The election of Michael E. Wiley to

the ARCO Board of Directors was announced today by ARCO

Chairman and Chief Executive Officer Mike R. Bowlin.

     Wiley, 46, is an ARCO Executive Vice President and

Chairman of Houston-based Vastar Resources, Inc., which is

82.3% owned by ARCO (NYSE: ARC).

     As Executive Vice President, Wiley serves as a

member of ARCO's Management Group.  His special focus is on

Lower 48 oil and gas production, marketing and technology,

as well as ARCO's Lower 48 pipeline operations and

environmental remediation activities.  In addition, Wiley

plays a key role in developing ARCO's joint venture with the

Russian oil company LUKOIL.

     Wiley is a graduate of the University of Tulsa

where he received a BS degree in petroleum engineering.  He

later received an MBA from the University of Dallas.  He

joined ARCO in 1972 and served in a number of engineering

and operational assignments in ARCO's Lower 48, Alaska and

international oil and gas operations prior to being

elected Senior Vice President and President of ARCO Oil and

Gas Company.

     When Vastar was formed in 1993, Wiley became its first

President.  He became

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Vastar's Chief Executive Officer in 1994 and Chairman of its

Board of Directors in 1996.  He remained Vastar's CEO and

President until his election as an ARCO Executive Vice

President in March, 1997.

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For information, contact: Albert Greenstein (213) 486-3384.